Exhibit 10.5

AMENDMENT NO. 4 TO

EMPLOYMENT AGREEMENT

This Amendment No. 4 (this "Amendment") to an Employment Agreement (the "Employment Agreement") entered as of February 10, 2014, by and between Accelerize Inc., a Delaware corporation with headquarters at 20411 SW Birch St. Ste. 250, Newport Beach, CA 92660 (the “Company”), and Santi Pierini, a natural person, residing at 1224 Morningside D, Laguna Beach, CA 92651 (the “Employee”), is entered as of this 6th day of May 2015. Each of the Company and the Employee may be referred to hereinafter as a "Party" and collectively, the "Parties".

WHEREAS, the Parties have entered the Employment Agreement as of February 10, 2014; and

WHEREAS, the Parties now wish to adjust Section 6 Termination of Employment by increasing the Employee severance payment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Section 6 (a) of the Employment Agreement is hereby replaced in its entirety with the following:

Termination Without Cause. During the Term, this Agreement and Employee’s employment may be terminated by Company without Cause (as hereinafter defined) by giving written notice of such termination to Employee. In the event that the Company terminates Employee’s employment without Cause during the Term, the Company shall, subject to Employee’s execution and delivery of a general release in favor of the Company and its affiliates substantially in the form attached hereto as Exhibit A, and Employee’s compliance with the terms of this Agreement, pay to Employee a severance payment equal to One Hundred percent (100%) of the Annual Base Salary, payable in accordance with the Company’s normal payroll practices (or, at the Company's option, in one lump sum payment, payable within 45 days, discounted to present value using a 5% discount rate). Notwithstanding anything in the foregoing to the contrary, Employee will be entitled to such payments only if Employee has complied in full with the terms of this Agreement following Employee’s termination (e.g., Confidentiality, Return of Property obligations, etc.). In addition, in the event that the Company terminates Employee’s employment without Cause during the Term Employee shall be entitled to receive all Payable Amounts (which shall become due and payable on the date of termination).

2.	All other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed or caused to be executed this Agreement as of the date first above written.

EMPLOYEE:

/s/ Santi Pierini___________________

Santi Pierini

ACCELERIZE INC.

By: /s/ Brian Ross_________________

Name: Brian Ross

Title: Chief Executive Officer